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                                                                      EXHIBIT 11



                STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                                (In thousands)

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                                                                    Quarter Ended                      Three Quarters Ended
                                                         ----------------------------------    ----------------------------------
                                                            October 6,         October 5,         October 6,         October 5,
                                                               1996               1997               1996               1997
                                                         ---------------    ---------------    ---------------    ---------------
Primary earnings per share:
  Weighted average number of shares outstanding......             63,956             68,391             62,481             66,126
  Dilutive effect of common stock options
     and warrants....................................              3,460              1,171              3,610              2,168
                                                         ---------------    ---------------    ---------------    ---------------
  Adjusted primary weighted average number of
     common and equivalent shares outstanding........             67,416             69,562             66,091             68,294
                                                         ===============    ===============    ===============    ===============
Fully diluted earnings per share:
  Weighted average number of shares outstanding......             63,956             68,391             62,481             66,126
  Dilutive effect of common stock options,
     warrants and convertible subordinated
     debentures......................................              3,591              1,204              3,649              2,177
                                                         ---------------    ---------------    ---------------    ---------------
  Adjusted fully diluted weighted average number
     of common and equivalent shares outstanding.....             67,547             69,595             65,130             68,303
                                                         ===============    ===============    ===============    ===============
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